Exhibit 99.1
F O R    I M M E D I A T E    R E L E A S E
November 6, 2007
For more information contact:
Scott Estes — (419) 247-2800
Mike Crabtree — (419) 247-2800
Health Care REIT, Inc.
Reports Third Quarter 2007 Results
Toledo, Ohio, November 6, 2007. . . . . . . . Health Care REIT, Inc. (NYSE:HCN) today announced operating results for its third quarter ended September 30, 2007.
Recent Highlights.
•	Completed net new investments year-to-date totaling $791 million

•	Increased 2007 net investment guidance to a range of $950 million to $1.1 billion, from $800 million to $1.1 billion

•	Reported 3Q07 normalized FFO growth of 8% per share

•	Reported 3Q07 normalized FAD growth of 6% per share

•	Issued $400 million of 4.75% convertible senior unsecured notes in July

•	Expanded and extended unsecured line of credit to $1.15 billion in August
Key Performance Indicators.

	3Q07	3Q06	Change	2007	2006	Change
Net income available to common stockholders (NICS) per diluted share	$0.30	$0.34	-12%	$0.94	$1.04	-10%
Normalized FFO per diluted share	$0.79	$0.73	8%	$2.32	$2.18	6%
Normalized FAD per diluted share	$0.75	$0.71	6%	$2.18	$2.11	3%
Dividends per common share	$0.66	$0.64	3%	$1.96	$1.90	3%
Normalized FFO Payout Ratio	84%	88%		84%	87%
Normalized FAD Payout Ratio	88%	90%		90%	90%
     3Q07 Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	3Q07	3Q06	Change	3Q07	3Q06	Change	3Q07	3Q06	Change
Per diluted share	$0.30	$0.34	-12%	$0.79	$0.73	8%	$0.82	$0.76	8%
Includes impact of:
Gain (loss) on sales of real property (1)	$0.01	$0.00
Cash receipts — prepaid/straight-line rent (2)							$0.07	$0.05
Per diluted share — normalized (a)				$0.79	$0.73	8%	$0.75	$0.71	6%
(a) Amounts may not sum due to rounding
(1)	$766,000 and $108,000 of gains for 3Q07 and 3Q06, respectively.

(2)	$5,881,000 and $3,256,000 of receipts for 3Q07 and 3Q06, respectively.

3Q07 Earnings Release	November 6, 2007

2007 Year-To-Date Earnings. The following table summarizes certain items impacting NICS, FFO and FAD:

	NICS			FFO			FAD
	2007	2006	Change	2007	2006	Change	2007	2006	Change
Per diluted share	$0.94	$1.04	-10%	$2.30	$2.18	6%	$2.29	$2.37	-3%
Includes impact of:
Gain (loss) on sales of real property (1)	$0.04	$0.04
One-time acquisition finders’ fees (2)	($0.02)			($0.02)			($0.02)
Cash receipts — prepaid/straight-line rent (3)							$0.14	$0.27
Per diluted share — normalized (a)				$2.32	$2.18	6%	$2.18	$2.11	3%
(a) Amounts may not sum due to rounding
(1)	$2,775,000 and $2,590,000 of gains for 2007 and 2006, respectively.

(2)	$1,750,000 of one-time acquisition finders’ fees for 2007.

(3)	$10,791,000 and $16,276,000 of receipts for 2007 and 2006, respectively.
Dividends for Third Quarter 2007. As previously announced, the Board of Directors declared a dividend for the quarter ended September 30, 2007 of $0.66 per share, as compared to $0.64 per share for the same period in 2006. The dividend will be payable November 20, 2007 to stockholders of record on November 2, 2007 and will be the company’s 146th consecutive dividend payment.
Outlook for 2007. The company is increasing its investment guidance to a range of $1.1 billion to $1.2 billion from the prior range of $1.0 billion to $1.2 billion for 2007. Acquisition guidance has been increased to a range of $850 to $950 million from $750 to $950 million, while development funding remains unchanged at $250 million. In addition, the company expects $100 to $150 million of dispositions, resulting in net investments of $950 million to $1.1 billion.
The company is refining its 2007 guidance for net income available to common stockholders to a range of $1.27 to $1.29 per diluted share, from $1.27 to $1.33 per diluted share. The company is refining its 2007 normalized FFO guidance to a range of $3.11 to $3.13 per diluted share, from $3.09 to $3.15 per diluted share. The company is increasing its 2007 FAD guidance to a range of $3.01 to $3.03 per diluted share, from $2.91 to $2.97 per diluted share primarily due to cash receipts of $5.9 million during the third quarter.
The company’s guidance excludes any impairments, unanticipated additions to the loan loss reserve or other additional one-time items, including any additional cash payments other than normal monthly rental payments. Please see Exhibit 16 for a reconciliation of the outlook for net income available to common stockholders to FFO and FAD.
Conference Call Information. The company has scheduled a conference call on Wednesday, November 7, 2007 at 9:00 a.m. Eastern Time to discuss its third quarter 2007 results, industry trends, portfolio performance and outlook for the remainder of 2007. Telephone access will be available by dialing 888-211-9994 or 913-312-0717 (international). For those unable to listen to the call live, a taped rebroadcast will be available beginning two hours after completion of the call through November 22, 2007. To access the rebroadcast, dial 888-203-1112 or 719-457-0820 (international). The conference ID number is 6488985. To participate in the webcast, log on to www.hcreit.com or www.earnings.com 15 minutes before the call to download the necessary software. Replays will be available for 90 days through the same Web sites. This earnings release is posted on the company’s Web site under the heading News & Events.
Supplemental Reporting Measures. The company believes that net income available to common stockholders (NICS), as defined by U.S. generally accepted accounting principles (U.S. GAAP), is the most appropriate earnings measurement. However, the company considers funds from operations (FFO) and funds available for distribution (FAD) to be useful supplemental measures of its operating performance. Historical cost accounting for real estate assets in accordance with U.S. GAAP implicitly assumes that the value of real

3Q07 Earnings Release	November 6, 2007

estate assets diminishes predictably over time as evidenced by the provision for depreciation. However, since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient. In response, the National Association of Real Estate Investment Trusts (NAREIT) created FFO as a supplemental measure of operating performance for REITs that excludes historical cost depreciation from net income. FFO, as defined by NAREIT, means net income, computed in accordance with U.S. GAAP, excluding gains (or losses) from sales of real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for unusual and non-recurring items. FAD represents FFO excluding the net straight-line rental adjustments, rental income related to above/below market leases and amortization of deferred loan expenses and less cash used to fund capital expenditures, tenant improvements and lease commissions. Normalized FAD represents FAD excluding prepaid/straight-line rent cash receipts and adjusted for unusual and non-recurring items.
EBITDA stands for earnings before interest, taxes, depreciation and amortization. The company believes that EBITDA, along with net income and cash flow provided from operating activities, is an important supplemental measure because it provides additional information to assess and evaluate the performance of its operations. Additionally, restrictive covenants in the company’s long-term debt arrangements contain financial ratios based on EBITDA. Adjusted EBITDA represents EBITDA as adjusted for stock-based compensation expenses and the provision for loan losses pursuant to covenant provisions of our unsecured lines of credit arrangements. The company primarily utilizes EBITDA to measure its interest coverage ratio, which represents EBITDA divided by total interest, and its fixed charge coverage ratio, which represents EBITDA divided by fixed charges. Fixed charges include total interest, secured debt principal amortization and preferred stock dividends.
Net operating income (NOI) is used to evaluate the operating performance of certain real estate properties such as medical office buildings. The company defines NOI as total revenues, including tenant reimbursements and discontinued operations, less property operating expenses, which exclude depreciation and amortization, general and administrative expenses, impairments and interest expense. The company believes NOI provides investors relevant and useful information because it measures the operating performance of our medical office buildings at the property level on an unleveraged basis. The company uses NOI to make decisions about resource allocations and to assess the property level performance of our medical office buildings.
The company’s supplemental reporting measures are financial measures that are widely used by investors, equity and debt analysts and rating agencies in the valuation, comparison, rating and investment recommendations of companies. The company’s management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by the company, may not be comparable to similarly entitled items reported by other real estate investment trusts or other companies. Please see the Exhibits for reconciliations of the supplemental reporting measures.

3Q07 Earnings Release	November 6, 2007

About Health Care REIT.
Health Care REIT, Inc., with headquarters in Toledo, Ohio, is an equity real estate investment trust that invests across the full spectrum of senior housing and health care real estate, including independent living/continuing care retirement communities, assisted living facilities, skilled nursing facilities, hospitals, long-term acute care hospitals and medical office buildings. Founded in 1970, the company was the first REIT to invest exclusively in health care facilities. As of September 30, 2007, the company’s broadly diversified portfolio consisted of 631 properties in 38 states. The company also offers a full array of property management and development services. More information is available on the Internet at www.hcreit.com.
This document may contain “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern and are based upon, among other things, the possible expansion of the company’s portfolio; the sale of properties; the performance of its operators and properties; its occupancy rates; its ability to acquire or develop properties; its ability to manage properties; its ability to enter into agreements with new viable tenants for vacant space or for properties that the company takes back from financially troubled tenants, if any; its ability to make distributions; its policies and plans regarding investments, financings and other matters; its tax status as a real estate investment trust; its ability to appropriately balance the use of debt and equity; its ability to access capital markets or other sources of funds; its critical accounting policies; and its ability to meet its earnings guidance. When the company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions, it is making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. The company’s expected results may not be achieved, and actual results may differ materially from expectations. This may be a result of various factors, including, but not limited to: the status of the economy; the status of capital markets, including prevailing interest rates; issues facing the health care industry, including compliance with, and changes to, regulations and payment policies; operators’ and tenants’ difficulty in cost-effectively obtaining and maintaining adequate liability and other insurance; changes in financing terms; competition within the health care and senior housing industries; negative developments in the operating results or financial condition of operators or tenants, including, but not limited to, their ability to pay rent and repay loans; the company’s ability to transition or sell facilities with a profitable result; the failure of closings to occur as and when anticipated; acts of God affecting the company’s properties; the company’s ability to timely reinvest sale proceeds at similar rates to assets sold; the company’s ability to re-lease space at similar rates as vacancies occur; operator or tenant bankruptcies or insolvencies; government regulations affecting Medicare and Medicaid reimbursement rates; liability or contract claims by or against operators and tenants; unanticipated difficulties and/or expenditures relating to future acquisitions and the integration of multi-property acquisitions; environmental laws affecting the company’s properties; changes in rules or practices governing the company’s financial reporting; and legal and operational matters, including real estate investment trust qualification and key management personnel recruitment and retention. Finally, the company assumes no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.
FINANCIAL SCHEDULES FOLLOW
#####

3Q07 Earnings Release	November 6, 2007

HEALTH CARE REIT, INC.
Financial Supplement
CONSOLIDATED BALANCE SHEETS (unaudited)
(In thousands)

	September 30,
	2007	2006
Assets
Real estate investments:
Real property owned
Land and land improvements	$440,365	$276,480
Buildings and improvements	4,165,573	2,815,206
Acquired lease intangibles	129,533	0
Real property held for sale, net of accumulated depreciation	6,908	27,678
Construction in progress	229,134	98,675

	4,971,513	3,218,039
Less accumulated depreciation and intangible amortization	(449,831)	(332,925)

Total real property owned	4,521,682	2,885,114
Loans receivable	271,985	216,870
Less allowance for losses on loans receivable	(7,406)	(7,156)

	264,579	209,714

Net real estate investments	4,786,261	3,094,828

Other assets:
Equity investments	4,617	5,070
Deferred loan expenses	32,082	12,309
Cash and cash equivalents	31,440	15,490
Receivables and other assets	117,427	73,132

	185,566	106,001

Total assets	$4,971,827	$3,200,829

Liabilities and stockholders’ equity
Liabilities:
Borrowings under unsecured lines of credit arrangements	$145,000	$276,000
Senior unsecured notes	1,890,344	1,196,897
Secured debt	513,058	130,405
Liability to subsidiary trust issuing preferred securities	52,184	0
Accrued expenses and other liabilities	105,629	50,558

Total liabilities	2,706,215	1,653,860

Minority interests	4,928	0

Stockholders’ equity:
Preferred stock	338,993	276,875
Common stock	81,253	63,005
Capital in excess of par value	2,200,030	1,469,491
Treasury stock	(3,952)	(2,714)
Cumulative net income	1,025,309	909,894
Cumulative dividends	(1,386,899)	(1,171,302)
Accumulated other comprehensive income	3,302	0
Other equity	2,648	1,720

Total stockholders’ equity	2,260,684	1,546,969

Total liabilities and stockholders’ equity	$4,971,827	$3,200,829

3Q07 Earnings Release	November 6, 2007

CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues:
Rental income	$117,930	$73,328	$332,907	$214,032
Interest income	5,947	4,436	17,673	13,178
Other income	1,199	1,019	3,935	3,049

Gross revenues	125,076	78,783	354,515	230,259

Expenses:
Interest expense	34,869	23,290	99,570	68,482
Property operating expenses	10,426	0	26,251	0
Depreciation and amortization	39,933	22,947	108,434	66,839
General and administrative expenses	8,626	5,010	28,304	15,788
Loan expense	1,504	782	4,006	2,199
Provision for loan losses	0	250	0	750

Total expenses	95,358	52,279	266,565	154,058

Income from continuing operations before minority interests	29,718	26,504	87,950	76,201

Minority interests	(121)	0	(407)	0

Income from continuing operations	29,597	26,504	87,543	76,201

Discontinued operations:
Gain (loss) on sales of properties	766	108	2,775	2,590
Income (loss) from discontinued operations, net	483	201	2,138	1,000

	1,249	309	4,913	3,590

Net income	30,846	26,813	92,456	79,791

Preferred dividends	6,317	5,333	18,952	15,998

Net income available to common stockholders	$24,529	$21,480	$73,504	$63,793

Average number of common shares outstanding:
Basic	80,710	62,524	77,686	60,766
Diluted	81,163	62,866	78,234	61,102

Net income available to common stockholders per share:
Basic	$0.30	$0.34	$0.95	$1.05
Diluted	0.30	0.34	0.94	1.04

Common dividends per share	$0.66	$0.64	$1.6191	$1.90

3Q07 Earnings Release	November 6, 2007

HEALTH CARE REIT, INC.
Financial Supplement—September 30, 2007
Exhibit 1
Portfolio Composition
($000’s except Investment per Bed/Unit/Sq. Ft.)

	# Properties	Balance	% Balance

Balance Sheet Data
Real Property	594	$4,521,682	94%
Loans Receivable (1)	37	271,985	6%

Totals	631	$4,793,667	100%

	# Properties	Investment (2)	% Investment

Investment Balances
Independent/CCRCs	57	$678,145	14%
Assisted Living Facilities	201	1,002,599	21%
Skilled Nursing Facilities	234	1,544,271	32%
Medical Office Buildings	117	1,233,327	26%
Specialty Care Facilities	22	337,775	7%

Totals	631	$4,796,117	100%

		# Beds/Units		Committed	Investment
	# Properties	or Sq. Ft.		Balance (3)	per metric

Committed Investments
Independent/CCRCs	57	6,615	units	$1,021,974	$154,493	unit
Assisted Living Facilities	201	12,052	units	1,125,080	93,352	unit
Skilled Nursing Facilities	234	31,680	beds	1,557,942	49,177	bed
Medical Office Buildings	117	4,837,991	sq. ft.	1,306,558	270	sq. ft.
Specialty Care Facilities	22	1,541	beds	377,991	245,289	bed

Totals	631	-na-		$5,389,545	-na-

Notes:	(1)	Includes $799,000 of loans on non-accrual.
	(2)	Real Estate Investments include gross real estate investments and credit enhancements which amounted to $4,793,667,000 and $2,450,000, respectively.
	(3)	Committed Balance includes gross real estate investments, credit enhancements and unfunded construction commitments for which initial funding had commenced.
Exhibit 2
Selected Facility Data

		% Payor Mix-Revenues			Coverage Data
					Before	After
	Census	Private	Medicare	Medicaid	Mgt. Fees	Mgt. Fees
Independent/CCRCs	92%	96%	3%	1%	1.46x	1.26x
Assisted Living Facilities	88%	85%	0%	15%	1.59x	1.37x
Skilled Nursing Facilities	84%	19%	30%	51%	2.21x	1.60x
Medical Office Buildings	90%	100%	0%	0%	-na-	-na-
Specialty Care Facilities	58%	25%	58%	17%	2.57x	2.01x

			Weighted Averages		1.96x	1.52x

Notes:	Data as of June 30, 2007. Payor mix represents percentage of facility/operator revenues.

3Q07 Earnings Release	November 6, 2007

Exhibit 3
Investment Concentrations ($000’s)

	# Properties	Investment	% Investment
Concentration by Customer
Emeritus Corporation	50	$356,553	7%
Brookdale Senior Living Inc.	84	260,544	5%
Life Care Centers of America, Inc.	26	255,774	5%
Home Quality Management, Inc.	35	219,043	5%
Merrill Gardens L.L.C.	13	178,881	4%
Remaining portfolio	423	3,525,322	74%

Totals	631	$4,796,117	100%

	# Properties	Investment	% Investment
Concentration by Region
South	379	$2,524,301	53%
West	88	899,708	19%
Midwest	81	732,505	15%
Northeast	83	639,603	13%

Totals	631	$4,796,117	100%

	# Properties	Investment	% Investment
Concentration by State
Florida	88	$768,265	16%
Texas	84	625,828	13%
Massachusetts	41	349,033	7%
California	24	343,247	7%
Ohio	31	278,448	6%
Remaining portfolio	363	2,431,296	51%

Totals	631	$4,796,117	100%

Exhibit 4
NOI Reconciliation ($000’s)

	Gross		Property Operating		Net Operating
	Revenues (1)		Expenses		Income
Current Quarter
Independent/CCRCs	$11,765	9%			$11,765	10%
Assisted Living Facilities	28,734	23%			28,734	25%
Skilled Nursing Facilities	40,970	33%			40,970	35%
Medical Office Buildings	30,984	25%	$10,296	99%	20,688	18%
Specialty Care Facilities	6,377	5%	130	1%	6,247	5%
Interest income	5,947	5%			5,947	5%
Other income	1,199	0%			1,199	2%

Totals	$125,976	100%	$10,426	100%	$115,550	100%

Year-To-Date
Independent/CCRCs	$33,060	9%			$33,060	10%
Assisted Living Facilities	86,314	24%			86,314	26%
Skilled Nursing Facilities	118,007	33%			118,007	35%
Medical Office Buildings	81,332	23%	$26,044	99%	55,288	17%
Specialty Care Facilities	18,581	5%	207	1%	18,374	6%
Interest income	17,673	5%			17,673	5%
Other income	3,935	1%			3,935	1%

Totals	$358,902	100%	$26,251	100%	$332,651	100%
Notes:     (1) Revenues include gross revenues and revenues from discontinued operations.

3Q07 Earnings Release	November 6, 2007

Exhibit 5
Revenue Maturities ($000’s)

	Investment
	Properties	Operating Properties	Interest	Total
Year	Rental Income (1)	Rental Income (1)	Income (1)	Revenues	% of Total
2007	$967	$3,119	$1,777	$5,863	1%
2008	423	12,541	3,532	16,496	4%
2009	930	7,439	3,227	11,596	2%
2010	578	9,886	2,500	12,964	3%
2011	6,921	8,061	1,478	16,460	4%
Thereafter	336,756	53,164	13,793	403,713	86%

Totals	$346,575	$94,210	$26,307	$467,092	100%
Notes: (1) Annualized revenue impact by year. Reflects contract rate of interest for loans, annual straight-line rent for leases with fixed escalators or annual cash rent for leases with contingent escalators, net of collectibility reserves if applicable.

Exhibit 6
Debt Maturities and Principal Payments ($000’s)

				Trust
				Preferred
Year	Line of Credit	Senior Notes (1)	Secured Debt (1)	Liability (1)		Total
2007	$0	$0	$2,133	$51,000	(2)	$53,133
2008	0	42,330	27,719	0		70,049
2009	0	0	53,541	0		53,541
2010	0	0	15,230	0		15,230
2011	145,000	0	52,371	0		197,371
2012	0	250,000	23,809	0		273,809
2013	0	300,000	52,237	0		352,237
Thereafter	0	1,295,000	284,996	0		1,579,996

Totals	$145,000	$1,887,330	$512,036	$51,000		$2,595,366
Notes: (1) Amounts above represent principal amounts due and do not reflect unamortized premiums/discounts or other fair value adjustments as reflected on the balance sheet.
            (2) Trust preferred securities were repurchased on November 6, 2007.

Exhibit 7
Fill-Up Concentrations ($000’s)

			Investment
Facility Type	# Properties	# Beds/Units	Balance	% Investment
Independent/CCRCs	9	1,615	$230,121	5%
Assisted Living Facilities	19	1,093	152,958	3%
Skilled Nursing Facilities	9	1,067	81,439	2%
Specialty Care Facilities	1	62	15,235	0%

Totals	38	3,837	$479,753	10%

		Average Months
Occupancy	# Properties	in Operation	Revenues (1)	% Revenues
0% - 50%	7	4	$1,012	1%
50% - 70%	11	7	2,178	2%
70% +	20	14	6,910	6%

Totals	38	10	$10,100	8%
Notes: (1) Revenues include gross revenues and revenues from discontinued operations for the three months ended
                  September 30, 2007.

3Q07 Earnings Release	November 6, 2007

Exhibit 8
Investment Activity ($000’s)

	Three Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2007
Funding by Investment Type
Real Property	$198,811	86%	$769,210	86%
Loans Receivable	31,205	14%	122,596	14%

Totals	$230,016	100%	$891,806	100%

Funding by Facility Type
Independent/CCRCs	$95,609	42%	$168,450	19%
Assisted Living Facilities	15,503	7%	72,896	8%
Skilled Nursing Facilities	33,451	15%	193,914	22%
Medical Office Buildings	55,549	24%	375,852	42%
Specialty Care Facilities	29,904	12%	80,694	9%

Totals	$230,016	100%	$891,806	100%

Exhibit 9
Development Activity ($000’s)

	Balance at	2007 YTD	2007 YTD	Balance at	Committed
Facility Type	December 31, 2006	Fundings	Conversions	September 30, 2007	Balances
Independent/CCRCs	$61,709	$83,414	$(24,496)	$120,627	$464,456
Assisted Living Facilities	55,197	35,132	(56,556)	33,773	156,255
Skilled Nursing Facilities	14,852	15,427	(16,557)	13,722	27,393
Medical Office Buildings	0	10,405	0	10,405	83,638
Specialty Care Facilities	6,464	44,143	0	50,607	90,820

Totals	$138,222	$188,521	$(97,609)	$229,134	$822,562
Development Funding Projections for Existing Projects ($000’s)

			Projected Future Fundings
		# Beds/Units	2007	Fundings	Unfunded
Facility Type	Projects	or Sq. Ft.	Fundings	Thereafter	Commitments
Independent/CCRCs	12	1,746	$35,531	$308,298	$343,829
Assisted Living Facilities	7	772	7,398	115,084	122,482
Skilled Nursing Facilities	2	193	1,650	12,021	13,671
Medical Office Buildings	1	234,221	0	73,233	73,233
Specialty Care Facilities	5	258	10,376	29,837	40,213

Totals	27		$54,955	$538,473	$593,428
Project Conversion Projections ($000’s)

2007 Quarterly Conversions			Annual Projections
		Projected Average			Projected Average
Quarter	Amount	Initial Yields (1)	Year	Amount	Initial Yields (1)
1Q07 actual	$6,921	9.06%	2007 projected	$170,394	9.33%
2Q07 actual	67,300	9.35%	2008 projected	270,443	9.22%
3Q07 actual	23,388	9.36%	2009 projected	128,725	9.91%
4Q07 projected	72,785	9.33%	2010+ projected	350,609	9.37%

Totals	$170,394	9.33%	Totals	$920,171	9.43%

Notes:	All amounts include both cash advances and non-cash additions such as capitalized interest. (1) Actual initial yields may be higher if the underlying market rates increase.

3Q07 Earnings Release	November 6, 2007

Exhibit 10
Disposition Activity ($000’s)

	Three Months Ended		Nine Months Ended
	September 30, 2007		September 30, 2007
Dispositions by Investment Type
Real Property	$40,992	83%	$63,165	62%
Loans Receivable	8,229	17%	38,095	38%

Totals	$49,221	100%	$101,260	100%

Dispositions by Facility Type
Assisted Living Facilities	$40,992	83%	$68,467	68%
Skilled Nursing Facilities	8,229	17%	15,607	15%
Independent/CCRCs			17,186	17%

Totals	$49,221	100%	$101,260	100%
Exhibit 11
Discontinued Operations ($000’s)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenues
Rental income	$900	$2,976	$4,387	$9,924

Expenses
Interest expense	213	984	1,138	3,117
Depreciation and amortization	204	1,579	1,111	5,078
General and administrative	0	212	0	729

Income (loss) from discontinued operations, net	$483	$201	$2,138	$1,000
Exhibit 12

Current Capitalization ($000’s except share price)			Leverage & Performance Ratios
	Balance	% Balance
Borrowings Under Bank Lines	$145,000	3%	Debt/Total Book Cap		53%
Long-Term Debt Obligations	2,403,402	49%
Trust Preferred Liability	52,184	1%	Debt/Undepreciated Book Cap		49%
Stockholders’ Equity	2,260,684	47%

Total Book Capitalization	$4,861,270	100%	Debt/Total Market Cap		40%

Common Shares Outstanding (000’s)	81,384		Interest Coverage	2.81x	3rd Qtr.
Period-End Share Price	$44.24			2.82x	YTD

Common Stock Market Value	$3,600,428	55%	Interest Coverage	2.85x	3rd Qtr.
Preferred Stock	338,993	5%	- adjusted	2.87x	YTD
Borrowings Under Bank Lines	145,000	2%	Fixed Charge Coverage	2.31x	3rd Qtr.
Trust Preferred Liability	52,184	1%		2.30x	YTD
Long-Term Debt Obligations	2,403,402	37%	Fixed Charge Coverage	2.34x	3rd Qtr.

Total Market Capitalization	$6,540,007	100%	- adjusted	2.34x	YTD

3Q07 Earnings Release	November 6, 2007

Exhibit 13
EBITDA Reconciliation ($000’s)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income	$30,846	$26,813	$92,456	$79,791
Interest expense (1)	35,082	24,274	100,708	71,599
Tax expense (benefit)	(23)	70	(81)	82
Depreciation and amortization (1)	40,137	24,526	109,545	71,917
Amortization of deferred loan expenses	1,504	782	4,006	2,199

EBITDA	107,546	76,465	306,634	225,588
Stock-based compensation expense	1,301	839	5,753	4,191
Provision for loan losses	0	250	0	750

EBITDA - adjusted	$108,847	$77,554	$312,387	$230,529

Interest Coverage Ratio
Interest expense (1)	$35,082	$24,274	$100,708	$71,599
Capitalized interest	3,162	1,384	8,058	2,494

Total interest	38,244	25,658	108,766	74,093
EBITDA	$107,546	$76,465	$306,634	$225,588

Interest coverage ratio	2.81x	2.98x	2.82x	3.04x

EBITDA - adjusted	$108,847	$77,554	$312,387	$230,529

Interest coverage ratio - adjusted	2.85x	3.02x	2.87x	3.11x

Fixed Charge Coverage Ratio
Total interest (1)	$38,244	$25,658	$108,766	$74,093
Secured debt principal amortization	2,022	773	5,816	2,184
Preferred dividends	6,317	5,333	18,952	15,998

Total fixed charges	46,583	31,764	133,534	92,275
EBITDA	$107,546	$76,465	$306,634	$225,588

Fixed charge coverage ratio	2.31x	2.41x	2.30x	2.44x

EBITDA - adjusted	$108,847	$77,554	$312,387	$230,529

Fixed charge coverage ratio - adjusted	2.34x	2.44x	2.34x	2.50x

Notes:	(1) Depreciation and amortization and interest expense include depreciation and amortization and interest expense from discontinued operations.

3Q07 Earnings Release	November 6, 2007

Exhibit 14
Funds Available For Distribution Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income available to common stockholders	$24,529	$21,480	$73,504	$63,793
Depreciation and amortization (1)	40,137	24,526	109,545	71,917
Loss (gain) on sales of properties	(766)	(108)	(2,775)	(2,590)
Minority interests	85	0	(2)	0
Gross straight-line rental income	(4,555)	(1,904)	(12,664)	(6,520)
Prepaid/straight-line rent receipts	5,881	3,256	10,791	16,276
Amortization related to above/(below) market leases, net	268	0	(656)	0
Amortization of deferred loan expenses	1,504	782	4,006	2,199
Cap Ex, tenant improvements, lease commissions	(704)	0	(2,529)	0

Funds available for distribution	66,379	48,032	179,220	145,075
One-time acquisition finder’s fees	0	0	1,750	0
Prepaid/straight-line rent receipts	(5,881)	(3,256)	(10,791)	(16,276)

Funds available for distribution — normalized	$60,498	$44,776	$170,179	$128,799

Average common shares outstanding:
Basic	80,710	62,524	77,686	60,766
Diluted	81,163	62,866	78,234	61,102

Per share data:
Net income available to common stockholders
Basic	$0.30	$0.34	$0.95	$1.05
Diluted	0.30	0.34	0.94	1.04

Funds available for distribution
Basic	$0.82	$0.77	$2.31	$2.39
Diluted	0.82	0.76	2.29	2.37

Funds available for distribution — normalized
Basic	$0.75	$0.72	$2.19	$2.12
Diluted	0.75	0.71	2.18	2.11

FAD Payout Ratio
Dividends per common share (2)	$0.66	$0.64	$1.96	$1.90
FAD per diluted share	$0.82	$0.76	$2.29	$2.37

FAD payout ratio	80%	84%	86%	80%

FAD Payout Ratio — Normalized
Dividends per common share (2)	$0.66	$0.64	$1.96	$1.90
FAD per diluted share — normalized	$0.75	$0.71	$2.18	$2.11

FAD payout ratio — normalized	88%	90%	90%	90%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
(2) Includes $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger.

3Q07 Earnings Release	November 6, 2007

Exhibit 15
Funds From Operations Reconciliation
(Amounts in 000’s except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Net income available to common stockholders	$24,529	$21,480	$73,504	$63,793
Depreciation and amortization (1)	40,137	24,526	109,545	71,917
Loss (gain) on sales of properties	(766)	(108)	(2,775)	(2,590)
Minority interests	(70)	0	(256)	0

Funds from operations	$63,830	$45,898	$180,018	$133,120
One-time acquisition finder’s fees	0	0	1,750	0

Funds from operations — normalized	$63,830	$45,898	$181,768	$133,120

Average common shares outstanding:
Basic	80,710	62,524	77,686	60,766
Diluted	81,163	62,866	78,234	61,102

Per share data:
Net income available to common stockholders
Basic	$0.30	$0.34	$0.95	$1.05
Diluted	0.30	0.34	0.94	1.04

Funds from operations
Basic	$0.79	$0.73	$2.32	$2.19
Diluted	0.79	0.73	2.30	2.18

Funds from operations — normalized
Basic	$0.79	$0.73	$2.34	$2.19
Diluted	0.79	0.73	2.32	2.18

FFO Payout Ratio
Dividends per common share (2)	$0.66	$0.64	$1.96	$1.90
FFO per diluted share	$0.79	$0.73	$2.30	$2.18

FFO payout ratio	84%	88%	85%	87%

FFO Payout Ratio — Normalized
Dividends per share (2)	$0.66	$0.64	$1.96	$1.90
FFO per diluted share — normalized	$0.79	$0.73	$2.32	$2.18

FFO payout ratio — normalized	84%	88%	84%	87%

Notes:	(1) Depreciation and amortization includes depreciation and amortization from discontinued operations.
(2) Includes $0.3409 prorated dividend paid on December 28, 2006 in connection with the Windrose merger.

3Q07 Earnings Release	November 6, 2007

Exhibit 16
Outlook Reconciliations
(Amounts in 000’s except per share data)

	Previous Outlook		Current Outlook
	Year Ended		Year Ended
	December 31, 2007		December 31, 2007
	Low	High	Low	High
FFO Reconciliation:
Net income available to common stockholders	$101,610	$106,410	$101,825	$103,425
Loss (gain) on sales of properties	(2,010)	(2,010)	(2,775)	(2,775)
Depreciation and amortization (1)	146,000	146,000	148,000	148,000

Funds from operations	245,600	250,400	247,050	248,650
One-time acquisition finders’ fees	1,750	1,750	1,750	1,750

Funds from operations — normalized	$247,350	$252,150	$248,800	$250,400

Average common shares outstanding (diluted)	80,000	80,000	80,000	80,000

Per share data (diluted):
Net income available to common stockholders	$1.27	$1.33	$1.27	$1.29
Funds from operations	3.07	3.13	3.09	3.11
Funds from operations — normalized	3.09	3.15	3.11	3.13

FAD Reconciliation:
Net income available to common stockholders	$101,610	$106,410	$101,825	$103,425
Loss (gain) on sales of properties	(2,010)	(2,010)	(2,775)	(2,775)
Depreciation and amortization (1)	146,000	146,000	148,000	148,000
Gross straight-line rental income	(16,000)	(16,000)	(17,000)	(17,000)
Prepaid/straight-line rent receipts	4,910	4,910	10,791	10,791
Amortization related to above/below market leases	(2,000)	(2,000)	(1,000)	(1,000)
Amortization of deferred loan expenses	6,000	6,000	6,000	6,000
Cap Ex, tenant improvements, lease commissions	(6,000)	(6,000)	(5,000)	(5,000)

Funds available for distribution	232,510	237,310	240,841	242,441
One-time acquisition finders’ fees	1,750	1,750	1,750	1,750
Prepaid/straight-line rent receipts	(4,910)	(4,910)	(10,791)	(10,791)

Funds available for distribution — normalized	$229,350	$234,150	$231,800	$233,400

Average common shares outstanding (diluted)	80,000	80,000	80,000	80,000

Per share data (diluted):
Net income available to common stockholders	$1.27	$1.33	$1.27	$1.29
Funds available for distribution	2.91	2.97	3.01	3.03
Funds available for distribution — normalized	2.87	2.93	2.90	2.92
Notes:     (1) Depreciation and amortization includes depreciation and amortization from discontinued operations.